Exhibit 99.1

Brookdale Announces Multi-Part Transaction with Ventas

Significantly Improves Brookdale’s Cash Flow through Permanent Rent Reductions

Eliminates Financial Covenants

Further Aligns Interests of Brookdale and Ventas through Issuance of Warrants

NASHVILLE, Tenn., July 27, 2020 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today announced that it has entered into definitive agreements with Ventas, Inc. (“Ventas”) to restructure its 120 community (10,174 units) triple-net master lease arrangements. In addition, the Company has sold to Ventas five assets formerly collateralizing Ventas loan financing in full satisfaction of the loan, and will manage the communities following the close of the asset sale.

Lucinda (“Cindy”) Baier, Brookdale’s President and CEO, said, “We are pleased to complete another positive transaction with Ventas. These agreements represent a significant step forward toward improving our long-term financial position. The lease amendment transaction provides a permanent rent reduction, which will help mitigate the business impact of COVID-19, significantly improves our cash flow and lease coverage over the remaining lease period, and eliminates financial covenants. We are grateful to the entire Ventas team for working collaboratively with us to complete this transaction, which further strengthens the relationship between our two companies.”

Master Lease Restructuring Key Terms:

•	Brookdale receives an expected aggregate rent reduction of approximately $500 million over the remaining and unchanged lease term, ending December 31, 2025.

•	Effective July 1, 2020, cash rent decreased to $100 million per year through December 2021:

•	For second half of 2020, results in cash rent reduction of approximately $42 million.

•	For calendar year 2021, results in cash rent reduction of approximately $90 million.

•	Beginning January 2022, annual rent increases by 3.0% per annum over the reset rent amount through the December 31, 2025 lease maturity.

•	As consideration for the master lease restructuring, Brookdale:

•	Surrendered its existing approximately $47 million security deposit with no future security deposit requirements.

•	Agreed to pay Ventas $115 million in cash in connection with the closing of the transaction.

•	Issued a $45 million unsecured interest-only pre-payable note to Ventas, with an initial interest rate of 9.0% per annum and maturing December 31, 2025.

•

Issued Ventas warrants expiring December 31, 2025 for 16.3 million shares of Brookdale common stock, currently representing approximately 8% of post-exercise, fully diluted shares, at a strike price of $3.00 per share.

Asset Sale Key Terms:

•

Brookdale transferred its interest in five communities (471 units) to Ventas in full satisfaction of approximately $78 million of debt secured by the communities that was scheduled to mature September 30, 2021.

•	The five properties generated approximately $5.0 million in community level operating income for the 12 month period ending March 31, 2020.

•	Following closing of the asset sale, Brookdale will operate the five communities under terminable, market rate management agreements.

Additional Key Highlights:

•	All existing financial covenants have been eliminated from the Company’s arrangements with Ventas, to provide stability to the Company despite COVID-19 challenges.

•	In the event of a future Change of Control transaction, provisions extending the lease, requiring security deposits and additional capex funding have been eliminated.

An investor presentation regarding this transaction has been posted on Brookdale’s Investor Relations website located at www.brookdale.com/investor under the “Events and Presentations” tab.

About Brookdale

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built, and operated to provide the highest-quality service, care, and living accommodations for residents. Brookdale operates and manages independent living, assisted living, memory care, and continuing care retirement communities, with 737 communities in 44 states and the ability to serve approximately 65,000 residents as of June 30, 2020. The Company also offers a range of home health, hospice, and outpatient therapy services to over 17,000 patients as of that date. Brookdale’s stock is traded on the New York Stock Exchange under the ticker symbol BKD.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements relating to the creation of stockholder value and the executed master lease modification and related transactions with Ventas, Inc. and the expected benefits thereof. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the impacts of the COVID-19 or any other pandemic or epidemic, including the response efforts of federal, state and local government authorities, businesses, individuals and the Company, on the Company’s business, results of operations, cash flow, liquidity and strategic initiatives, including plans for future growth, which will depend on many factors, some of which cannot be foreseen; the duration, severity and geographic concentrations of the pandemic and any resurgence of the disease, the impact of COVID-19 or any other pandemic or epidemic on the nation’s economy and debt and equity markets and the local economies in the Company’s markets, the development and availability of COVID-19 infection and antibody testing, therapeutic agents and vaccines and the prioritization of such resources among businesses and demographic groups, government financial and regulatory relief efforts that may become available to business and individuals, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and the Company’s ability to adapt its sales and marketing efforts to meet that demand, changes in the acuity levels of its new residents, the disproportionate impact of COVID-19 or any other pandemic or epidemic on seniors generally and those residing in the Company’s communities, the duration and costs of the Company’s preparation and response efforts, including increased equipment, supplies, labor, litigation and other expenses, the impact of COVID-19 or any other pandemic or epidemic on the Company’s ability to complete financings, refinancings or other transactions (including dispositions) or to generate sufficient cash flow to cover required interest and lease payments and to satisfy financial and other covenants in the Company’s debt and lease documents, increased regulatory requirements and enforcement actions resulting from COVID-19 or any other pandemic or epidemic, including those that may limit the Company’s collection efforts for delinquent accounts and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or any other pandemic or epidemic or its response efforts; the impact on the Company’s operations resulting from the limited access to the Company’s communities as a result of COVID-19 or any other pandemic or epidemic; events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing markets, consumer confidence or the equity markets and unemployment among family members, which may be adversely impacted by COVID-19 or any other pandemic or epidemic; changes in reimbursement rates, methods or timing under governmental reimbursement programs including the Medicare and Medicaid programs; the impact of ongoing healthcare reform efforts; the effects of senior housing construction and development, oversupply and increased competition; disruptions in the financial markets, including those related to COVID-19 or any other pandemic or epidemic, that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the risks associated with current global economic conditions, including changes related to COVID-19 or any other pandemic or epidemic, and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, costs of salaries, wages, benefits, and insurance, interest rates and tax rates; the impact of seasonal contagious illness or an outbreak of COVID-19 or any other pandemic or epidemic or contagious disease in the markets in which the Company operates; the Company’s ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund its planned capital projects, which may be adversely affected by COVID-19 or any other pandemic or epidemic; the effect of the Company’s indebtedness and long-term leases on its liquidity; the effect of the Company’s non-compliance with any of its debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of the Company’s borrowing base calculations and the Company’s consolidated fixed charge coverage ratio on availability under its revolving credit facility; the potential phasing out of LIBOR which may increase the costs of the Company’s debt obligations; increased competition for or a shortage of personnel, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; failure to maintain the security and functionality of the Company’s information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company’s inability to achieve or maintain profitability; the Company’s ability to complete pending or expected disposition, acquisition or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; delays in obtaining regulatory approvals; terminations, early or otherwise, or non-renewal of management agreements; conditions of housing markets, regulatory changes, acts of nature and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases, which may be adversely impacted by COVID-19 or any other pandemic or epidemic; departures of key officers and potential disruption caused by changes in management; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on its strategic priorities and their effect on the Company’s results; actions of activist stockholders, including a proxy contest; market conditions and capital allocation decisions that may influence the Company’s determination from time to time whether to purchase any shares under its existing share repurchase program and the Company’s ability to fund any repurchases; the Company’s ability to maintain consistent quality control; a decrease in the overall demand for senior housing, which may be adversely impacted by COVID-19 or any other pandemic or epidemic; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; costs to defend against, or an adverse determination or resolution of, complaints filed against the Company; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts

Brookdale Senior Living Inc.

Investor Relations:	(615) 505-1968	Media: (615) 564-8225
Kathy MacDonald	kathy.macdonald@brookdale.com	Julie K. Davis jkdavis@brookdale.com

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